Exhibit 99.1

“Focused on the treatment of neurological symptoms caused by disease or trauma”

Helius Medical Technologies Appoints Thomas Griffin to Board of Directors and Chairman of the Audit Committee.

Newtown, PA – August 8, 2016 – Helius Medical Technologies, Inc. (TSX: HSM, OTCQB: HSDT) ("Helius" or the "Company") a company focused on the treatment of neurological symptoms caused by disease or trauma, announced today that Thomas Griffin will join the Board of Directors, effective immediately. Mr. Griffin will also serve as Chairman of the Audit Committee.

Tom is currently Vice President of Finance for Entellus Medical, Inc. (NASDAQ:ENTL), a medical technology company focused on delivering superior patient and physician experiences through products designed for the minimally invasive treatment of chronic and recurrent sinusitis in both adult and pediatric patients. Prior to his current role, Tom served as Chief Financial Officer from December 2007 to May 2016, and as acting chief financial officer, as a consultant, from July 2006 to December 2007. Tom has been a key contributor to Entellus from its first round of financing in August 2006 through its successful Initial Public Offering (“IPO”) in January 2015. Entellus raised approximately $92 million through five private rounds of financing, borrowed $20 million on a $25 million credit facility and received proceeds of approximately $90 million in proceeds from its IPO.

“We are delighted to have someone with Tom’s exceptional financial experience where he managed technology-based growth companies join our Board,” said Helius’ CEO, Philippe Deschamps. “His expertise will continue to drive shareholder value as we prepare to commercialize our PoNSTM technology.”

About PoNS™ Therapy

The Portable Neuromodulation Stimulator (PoNS™) is an investigational non-invasive device designed to deliver neurostimulation through the tongue. PoNS™ Therapy combines the use of the device with physical therapy and is currently being evaluated in a multicenter clinical trial for the treatment of balance disorder for subjects with mild to moderate Traumatic Brain Injury.

About Helius Medical Technologies, Inc.

Helius Medical Technologies is a medical technology company focused on neurological wellness. Helius seeks to develop, license and acquire unique and non-invasive platform technologies that amplify the brain’s ability to heal itself. Helius intends to file for FDA clearance for the PoNS™ device. For more information, please visit www.heliusmedical.com.

The Toronto Securities Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.

Cautionary Disclaimer Statement:

Certain statements in this news release are not based on historical facts and constitute forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws (“forward-looking statements”).

All statements other than statements of historical fact included in this news release are forward-looking statements that involve risks and uncertainties. Such forward-looking statements include, among others, statements regarding ongoing or planned clinical research, expected future development timelines, regulatory approvals, business initiatives and objectives and use of proceeds from financings or other business initiatives.

Forward-looking statements are often identified by terms such as “will”, “may”, “should”, “anticipate”, “expects” and similar expressions.

There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company’s expectations include the failure of the Company to achieve its business objectives and other risks detailed from time to time in the filings made by the Company with securities regulators.

The reader is cautioned that assumptions used in the preparation of any forward-looking statements may prove to be incorrect. Events or circumstances may cause actual results to differ materially from those predicted, as a result of numerous known and unknown risks, uncertainties, and other factors, many of which are beyond the control of the Company. The reader is cautioned not to place undue reliance on any forward-looking statement. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement. Risks and uncertainties about the Company’s business are more fully discussed in the Company’s disclosure materials, including the short form prospectus filed in connection with the Offering, its Annual Report on Form 10-K filed with the United States Securities and Exchange Commission and the Canadian securities regulators and which can be obtained from either at www.sec.gov or www.sedar.com.

The forward-looking statements contained in this news release are made as of the date of this news release and the Company assumes no obligation to update any forward-looking statement or to update the reasons why actual results could differ from such statements except to the extent required by law.

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HELIUS CONTACTS:

Corporate Contact:
Brian Bapty, 604-652-3950
bbapty@heliusmedical.com

Media Contact:

Becky Kern, 914-772-2310
media@heliusmedical.com